UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 23, 2004

VISTACARE, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-50118	06-1521534

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4800 North Scottsdale Road, Suite 5000,
Scottsdale, Arizona		85251

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(480) 648-4545

None

(Former name or former address, if changed since last report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

     On December 23, 2004, VistaCare, Inc. (the “Registrant”) and its direct and indirect subsidiaries entered into a Second Amended and Restated Loan and Security Agreement (the “Loan Agreement”) with Healthcare Business Credit Corporation (the “Lender”). Pursuant to the Loan Agreement, the Lender has provided to the Registrant and its subsidiaries a credit facility consisting of a $30,000,000 revolving line of credit (the “Revolver”) and a $20,000,000 term loan facility that can be used to finance certain permitted acquisitions (the “Acquisition Facility”).

     Availability under the Revolver is based on the amount of the Registrant’s eligible accounts receivable. Advances under the Revolver bear interest at the London Interbank Offering Rate plus a margin of 3.0% or 3.5%, depending on the Registrant’s then current collection experience with respect to its accounts. Term loans under the Acquisition Facility bear interest at the London Interbank Offering Rate plus a margin of between 3.0% and 5.0%, depending on the ratio at the time of the making of such term loans of the Registrant’s indebtedness for borrowed money to a measure of the Registrant’s adjusted earnings, as more particularly described in the Loan Agreement.

     The Registrant’s obligations under the Loan Agreement are collateralized by substantially all of its assets. In addition, the Loan Agreement contains customary covenants including covenants restricting the Registrant’s ability to incur additional indebtedness, permit liens on its property or assets, make capital expenditures, make certain investments, pay dividends or make restricted payments, and prepay or redeem debt or amend certain agreements relating to its indebtedness.

     The Loan Agreement will expire on December 23, 2009, at which time all outstanding amounts under the Loan Agreement will be due and payable. In the event of a default by the Registrant or its subsidiaries under the Loan Agreement, the Lender may terminate its commitment to make loans under the Loan Agreement, declare the obligations under the Loan Agreement immediately due and payable and enforce any and all rights of the Lender under the Loan Agreement and the related documents.

     The foregoing description does not purport to be a complete statement of the terms of the Loan Agreement. The foregoing description is qualified in its entirety by reference to the Loan Agreement, a copy of which is attached to this Current Report as Exhibit 10.1.

Item 2.03.     Creation of a Direct Financial Obligation.

     The disclosure and qualifications in Item 1.01 are incorporated into this Item 2.03 by reference.

Item 9.01.     Exhibits.

     The Exhibit Index hereto is incorporated into this Item 9.01 by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTACARE, INC.
Date: December 29, 2004
/s/ Mark Liebner

	Name:	Mark Liebner
	Title:	Chief Financial Officer

Exhibit Index

Exhibit No.	Description
10.1	Second Amended and Restated Loan and Security Agreement, dated as of December 23, 2004, among VistaCare, Inc. (the “Registrant”), each of the direct and indirect subsidiaries of the Registrant and Healthcare Business Credit Corporation.